Exhibit 99.1

ISILON SYSTEMS ANNOUNCES 2009 THIRD QUARTER RESULTS

SEATTLE, WA — October 22, 2009 — Isilon® Systems (NASDAQ: ISLN), the leader in scale-out NAS, today announced its financial results for the third quarter ended September 30, 2009.  Revenue for the quarter was $30.5 million, up 5 percent sequentially compared with $29.0 million in the second quarter of 2009 and up 1 percent compared with $30.3 million in the third quarter of 2008.

“Isilon performed well in the third quarter.  In addition to continued improvement on EPS, I am encouraged both by our sequential revenue growth in what has traditionally been a seasonally-slower quarter, and by our continued firm control of costs,” said Sujal Patel, President and Chief Executive Officer, Isilon Systems. “Customer buying patterns began to stabilize during the quarter, leading to balanced sales across our entire range of products and solid gross margins.  These results underscore the value that Isilon’s scale-out NAS platform is creating for customers across a broad and growing spectrum of enterprise data storage needs,” said Patel.

Financial results for the third quarter of 2009 included the following:

•	Gross margin for the third quarter of 2009 was 56.9%, compared with 57.0% in the second quarter of 2009 and 57.2% in the third quarter of 2008.

•
Net loss for the third quarter of 2009 was $4.9 million, or $0.08 per share, compared with net loss of $3.7 million, or $0.06 per share in the second quarter of 2009.  Net loss in the third quarter of 2008 was $4.8 million, or $0.08 per share.  Non-GAAP net loss for the third quarter of 2009 was $1.4 million, or $0.02 per share, compared with non-GAAP net loss of $2.0 million, or $0.03 per share in the second quarter of 2009.  Non-GAAP net loss in the third quarter of 2008 was $3.3 million, or $0.05 per share.

•
In the third quarter of 2009, the Company entered into a memorandum of understanding to settle and resolve a shareholder class action lawsuit that was initially filed in November 2007 against the Company and current and former officers and directors. The settlement provides for a payment to the plaintiff class of $15.0 million, of which the Company will contribute $2.0 million and the balance of which will be paid by the Company’s insurers. The $2.0 million for which the Company is responsible is included in the Company’s results of operations for the quarter ended September 30, 2009 and impacted GAAP loss per share by $0.03. The class action settlement is subject to preliminary and final approval by the United States District Court for the Western District of Washington.

•	As of September 30, 2009, cash, cash equivalents and marketable securities were $77.0 million, compared with $75.5 million as of June 30, 2009.

Conference Call

Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon's financial results for the third quarter of 2009. The conference call will be webcast on the Investor Relations section of Isilon's website at www.isilon.com/company where it will be archived. In addition, the live conference call will be accessible by telephone at 866-203-3436 or 617-213-8849, passcode 55260256. A replay of the call will be available by telephone approximately two hours after the call ends until 9:00 p.m. PT (12:00 midnight ET), October 29, 2009, at 888-286-8010 or 617-801-6888. The replay passcode is 41609571.

About Isilon Systems

Isilon Systems (NASDAQ: ISLN) is the proven market leader in scale-out NAS. Our clustered storage and data management solutions drive unique business and economic value for customers by maximizing the performance of their mission-critical applications, workflows and processes.  Isilon enables enterprises and research organizations world-wide to manage large and rapidly growing amounts of file-based data in a highly scalable, easy-to-manage, and cost-effective way. Information about Isilon can be found at http://www.isilon.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share.  Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods.  The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share exclude stock-based compensation expenses, restructuring charges and expenses related to the settlement of our shareholder litigation. Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results.  Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business.  Non-GAAP results also exclude a restructuring charge related to expenses incurred during the second quarter in connection with a reduction in the company’s workforce, and charges from the settlement of the shareholder class action incurred during the third quarter. The restructuring and legal settlement charges are excluded because management believes that they are not indicative of on-going results.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon's results of operations in conjunction with the corresponding GAAP measures.  We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures.  Except as noted above, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

###

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Isilon’s financial and operating results; the benefits of our products and services, and our ability to achieve our goals, plans and objectives; and steps designed to reduce Isilon’s costs, improve efficiencies and continue to progress toward and attain profitability; and the anticipated signing and submission of a stipulation of settlement in the shareholder class action lawsuit, the portion of the settlement that will be covered by insurance, and the need for final approval of the settlement by the court. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Forward-looking statements involve risks, uncertainties, and assumptions.  If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements.  There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in the storage of file-based data and scale-out NAS category; demand for the Company’s products and services; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to manage our supply chain and improve operational efficiency while building and expanding our direct sales, reseller and distribution channels; new product introductions and our ability to develop and deliver innovative products and provide high-quality service and support offerings; as well as U.S. and global macroeconomic and industry conditions, including expenditure trends for storage-related products.  These and other important risk factors and assumptions are detailed in documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 filed February 20, 2009, subsequently filed Quarterly Reports on Form 10-Q and other filings, and could cause actual results to vary from expectations.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.

Contacts:

Press:
Chris Blessington, Senior Director of Marketing and Communications, Isilon Systems,
+1-206-315-7500, chris.blessington@isilon.com

Investors:
+1-206-315-7500, investor-relations@isilon.com

Isilon Systems, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Product	$22,835	$24,418	$64,531	$66,827
Services	7,669	5,914	21,849	15,811
Total revenue	30,504	30,332	86,380	82,638

Cost of revenue:
Product	9,631	9,176	29,691	26,740
Services (1)	3,510	3,810	11,972	9,623
Total cost of revenue	13,141	12,986	41,663	36,363

Gross profit	17,363	17,346	44,717	46,275

Operating expenses:
Research and development (1)	5,902	6,318	18,148	17,788
Sales and marketing (1)	10,843	11,341	32,443	35,546
General and administrative (1)	3,563	4,843	11,181	15,303
Restructuring charges	—	—	357	—
Legal settlement	2,000	—	2,000	—
Total operating expenses	22,308	22,502	64,129	68,637

Loss from operations	(4,945)	(5,156)	(19,412)	(22,362)

Interest income and other	164	398	702	1,860

Loss before income tax expense	(4,781)	(4,758)	(18,710)	(20,502)

Income tax expense	(86)	(70)	(304)	(243)

Net loss	$(4,867)	$(4,828)	$(19,014)	$(20,745)

Net loss per share, basic and diluted	$(0.08)	$(0.08)	$(0.30)	$(0.33)

Shares used in computing basic and diluted net loss per
common share	64,550	63,615	64,184	63,171

(1) Includes stock-based compensation as follows:
Cost of revenue	$60	$46	$202	$124
Research and development	402	376	1,256	788
Sales and marketing	418	470	1,339	1,655
General and administrative	545	681	1,536	1,799

Isilon Systems Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share data)

	As of
	September 30, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$30,266	$34,342
Marketable securities	46,751	43,441
Trade receivables, net of allowances of $348 and $250, respectively	17,949	14,436
Inventories	5,966	12,433
Other current assets	4,523	4,243
Total current assets	105,455	108,895

Property and equipment, net	7,528	11,295
Total assets	$112,983	$120,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,395	$9,779
Accrued liabilities	5,966	4,188
Accrued compensation and related benefits	6,374	5,879
Deferred revenue	22,013	18,209
Total current liabilities	42,748	38,055

Deferred revenue, net of current portion	10,543	8,954
Deferred rent, net of current portion	2,840	3,158
Total liabilities	56,131	50,167

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	203,583	197,685
Accumulated other comprehensive income (loss)	(50)	5
Accumulated deficit	(146,682)	(127,668)
Total stockholders' equity	56,852	70,023
Total liabilities and stockholders' equity	$112,983	$120,190

 Isilon Systems Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Cash flows from operating activities
Net loss	$(4,867)	$(4,828)	$(19,014)	$(20,745)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,445	1,599	4,629	4,690
Amortization (accretion) of discount (premium) on marketable securities	187	(19)	327	(141)
Stock-based compensation expense	1,425	1,573	4,333	4,366
Changes in operating assets and liabilities:
Accounts receivable, net	(2,361)	3,705	(3,519)	4,993
Inventories, net	62	967	6,467	(1,197)
Other current assets	(37)	1,129	(6)	(144)
Accounts payable	1,164	(976)	(840)	(1,694)
Accrued liabilities, compensation payable and deferred rent	1,404	(284)	1,877	(530)
Deferred revenue	2,457	423	5,394	5,503
Net cash provided by (used in) operating activities	879	3,289	(352)	(4,899)

Cash flows from investing activities
Purchases of property and equipment	(212)	(1,605)	(1,483)	(4,594)
Purchases of marketable securities	(9,110)	(7,597)	(35,092)	(31,665)
Proceeds from maturities of marketable securities	6,850	8,807	31,175	48,677
Net cash provided by (used in) investing activities	(2,472)	(395)	(5,400)	12,418

Cash flows from financing activities
Proceeds from issuance of common stock	1,139	91	1,566	453
Repurchases of unvested common stock	—	—	—	(13)
Net cash provided by financing activities	1,139	91	1,566	440

Effect of exchange rate changes on cash and cash equivalents	9	(44)	110	(47)

Net increase (decrease) in cash and cash equivalents	(445)	2,941	(4,076)	7,912
Cash and cash equivalents at beginning of period	30,711	43,970	34,342	38,999
Cash and cash equivalents at end of period	$30,266	$46,911	$30,266	$46,911

Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

	Gross margin %	Operating Expenses	Loss from operations	Net loss	Net loss per common share, basic and diluted
Three Months Ended
September 30, 2009
GAAP	56.9%	$22,308	$(4,945)	$(4,867)	$(0.08)
Adjustments:
Stock-based compensation	0.2	(1,365)	1,425	1,425	0.03
Legal settlement	-	(2,000)	2,000	2,000	0.03
Non-GAAP	57.1%	$18,943	$(1,520)	$(1,442)	$(0.02)

June 30, 2009
GAAP	57.0%	$20,377	$(3,851)	$(3,734)	$(0.06)
Adjustments:
Stock-based compensation	0.3	(1,252)	1,346	1,346	0.02
Restructuring charges	-	(357)	357	357	0.01
Non-GAAP	57.3%	$18,768	$(2,148)	$(2,031)	$(0.03)

September 30, 2008
GAAP	57.2%	$22,502	$(5,156)	$(4,828)	$(0.08)
Adjustments:
Stock-based compensation	0.1	(1,527)	1,573	1,573	0.03
Non-GAAP	57.3%	$20,975	$(3,583)	$(3,255)	$(0.05)

Nine Months Ended
September 30, 2009
GAAP	51.8%	$64,129	$(19,412)	$(19,014)	$(0.30)
Adjustments:
Stock-based compensation	0.2	(4,131)	4,333	4,333	0.07
Restructuring charges	-	(357)	357	357	0.01
Legal settlement	-	(2,000)	2,000	2,000	0.03
Non-GAAP	52.0%	$57,641	$(12,722)	$(12,324)	$(0.19)

June 30, 2008
GAAP	56.0%	$68,637	$(22,362)	$(20,745)	$(0.33)
Adjustments:
Stock-based compensation	0.1	(4,242)	4,366	4,366	0.07
Non-GAAP	56.1%	$64,395	$(17,996)	$(16,379)	$(0.26)